Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form F-1 of Kodiak Oil & Gas Corp. of our report dated April 26, 2006 relating to our audit of the consolidated financial statements, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the captions “Experts” in such Prospectus.

HEIN & ASSOCIATES LLP

Denver, Colorado

November 17, 2006

717 17th Street, 16th Floor

Denver, Colorado 80202

Phone: 303-298-9600

Fax: 303-298-8118

www.heincpa.com